EXHIBIT 99.1

INTER-TEL ANNOUNCES THE ACQUISITION OF LINKTIVITY®
Acquisition Furthers Inter-Tel’s Commitment to Advanced
Collaboration and Presence Management Solutions

October 14, 2004, Tempe, AZ — Inter-Tel, Incorporated (Nasdaq: INTL) today announced the purchase by an operating subsidiary of selected assets and assumption of certain liabilities of Converging Technologies, Inc. (“CTI”) and Linktivity, Inc. The acquired assets primarily include Web-based conferencing solutions, notably Linktivity® software. These solutions are designed to provide real-time communications and remote control software to enable instantaneous, browser-to-browser Web conferencing and help desk support solutions. The acquisition of these selected assets is expected to enable Inter-Tel to continue expansion of its presence management and collaboration solutions portfolio, which is being designed to provide enterprise customers with advanced and easy to use conferencing and collaboration solutions to better address their communication needs.

“The ability for enterprises to securely collaborate in real-time with dispersed resources, sales forces, customers and vendors is critical for improved customer services and business processes. We’re excited about this acquisition because it is projected to enable Inter-Tel to offer Web collaboration solutions that feature desktop, application and file sharing; co-browsing; and white boarding functionality. These capabilities are designed to facilitate enterprise communications and improve the customer experience,” said Craig W. Rauchle, Inter-Tel’s chief operating officer.

“Web-based collaboration functionality, when used with Inter-Tel’s presence management and conferencing solutions, in time is expected to enable Inter-Tel to offer its customers advanced solutions designed to facilitate online meetings, presentations, training and help desk support,” explained Jeffrey T. Ford, Inter-Tel’s chief technology officer. “We believe this acquisition furthers Inter-Tel’s commitment to leveraging new technologies to develop advanced, practical solutions that address business needs.”

Scott S. Moule, president and chief executive officer of Linktivity, added “We are pleased to join the Inter-Tel family. We believe Inter-Tel’s conferencing and presence management solutions complement Linktivity’s Web collaboration and help desk support solutions. The acquisition should set the stage for further development of advanced solutions, which will be designed to enable an enterprise to reduce travel expenses; enhance the customer experience; improve internal and external relationships and facilitate training.”

Inter-Tel also announced today an agreement to license certain intellectual property from eDial, a division of Alcatel USA Marketing, Inc., and provider of Session Initiation Protocol (SIP) audio conferencing and collaboration solutions for enterprises and service providers. The selection of certain eDial and Linktivity technologies is anticipated to complement Inter-Tel’s converged business communication systems to allow Inter-Tel to further enhance its presence management, conferencing and collaboration products.

About Inter-Tel, Incorporated
Inter-Tel (Nasdaq: INTL — news) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs over 1,900 communications professionals, and services business customers through a network of approximately 57 company-owned, direct sales offices and over 350 authorized providers in the United States, United Kingdom and Japan. More information is available at www.inter-tel.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to statements regarding the expected benefits of the acquisition of certain assets to the Company and its customers, enhanced product offerings expected to be introduced by the Company, and further development possibilities related to the assets acquired. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, among others, dependence on new product or software development; availability of inventory from suppliers; the presence of software “bugs” and market acceptance of the product and related software; and the difficulties experienced with respect to the integration of the acquired assets with the Company’s existing product offerings. For a further list and description of such risks and uncertainties, which could cause the actual results; performance; or achievements of the Company to be materially different from any future results; performance; or achievements, please see the Company’s previously filed SEC reports, including the Company’s Form 10-K, dated March 15, 2004 and most recent Form 10-Q dated August 6, 2004. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All products and services mentioned are the trademarks, service marks, registered marks or registered service marks of their respective owners.